Exhibit 99.1

East West Bancorp, Inc. 135 N. Los Robles Ave., 7th Fl. Pasadena, CA 91101 Tel. 626.768.6800 Fax 626.817.8838

FOR FURTHER INFORMATION AT THE COMPANY:

Tom Tolda

Chief Financial Officer

(626) 768-6788

EAST WEST BANCORP REPORTS THIRD QUARTER 2009 RESULTS; 25%
REDUCTION IN LAND AND CONSTRUCTION LOANS; LOANS
DELINQUENT 30 TO 89 DAYS DOWN TO 1.01% OF TOTAL LOANS; NET
INTEREST MARGIN INCREASED 22 BASIS POINTS TO 3.20%

Pasadena, CA – October 21, 2009 – East West Bancorp, Inc. (Nasdaq: EWBC), parent company of East West Bank, today reported financial results for the third quarter of 2009 with a net loss of $68.5 million. The net loss was primarily driven by a $159.2 million provision for loan losses and $24.2 million impairment loss on investment securities.

“From the onset of the economic downturn, our strong capital levels have allowed East West to accelerate the resolution of problem assets compared to peers. During the third quarter, we successfully worked towards our goal of putting our credit issues behind us by the end of 2009,” stated Dominic Ng, Chairman, President and Chief Executive Officer of East West. “We actively reduced exposures to problem credits - lowering land and construction loan balances by a substantial $355.6 million or 25% quarter over quarter and selling $206.3 million of loans and real estate owned.”

Ng continued, “For the banking industry in general, the economic indicators signal that the next few quarters will still remain challenging due to the weak economy and high levels of unemployment. However, we believe that for East West, credit issues have peaked in the third quarter of 2009.  As a direct result of our strategy to accelerate the resolution of problem loans, we have substantially less credit issues and expect that both provision for loan losses and charge-offs will be reduced in future quarters.”

“With the proactive measures we have taken to reduce credit exposures and increase capital levels, we are in a position to both grow organically and through any potential acquisitions. The measures we have taken to fortify our balance sheet are further solidified by our strong core profitability of $63.0 million for the quarter and growing net interest margin of 3.20% for the quarter.  We are in a position of strength to opportunistically increase market share and to return to profitability in 2010,” concluded Ng.

Third Quarter 2009 Highlights

•                Reduction in Problem Credits – Land and construction exposures decreased by 25% or $355.6 million in the third quarter. We continued to actively sell problem loans and REO assets and sold a total of $206.3 million during the quarter, which accelerated charge-offs by $60.1 million for the quarter.

•                Reduction in Delinquent Loans - For the second consecutive quarter, loans delinquent 30 or more days decreased. As of September 30, 2009, loans 30 to 89 days delinquent fell to 1.01% of total loans. Loan delinquencies fell across all categories – 30 to 59 day delinquent loans decreased 63% or $37.3 million, 60 to 89 day delinquent loans decreased $27.1 million or 30%, and 90+ days delinquent loans decreased $7.4 million or 5.0%, quarter over quarter.

•                Allowance for Loan Losses Strengthened – Total allowance for loan losses increased to $230.7 million, representing 2.74% of outstanding loans compared to 2.62% of outstanding loans in the previous quarter. We continued to strengthen the allowance for loan losses, recording provision for loan losses of $159.2 million and total net charge-offs of $151.2 million for the quarter.  The allowance for loan losses to nonaccrual loan ratio was 113% as of September 30, 2009.

•                Strengthening Net Interest Margin – Net interest income for the third quarter increased to $95.9 million, a 9% or $7.6 million increase over second quarter of 2009 and a 20% or $16.2 million increase over first quarter of 2009. The net interest margin for third quarter increased to 3.20%, up 22 basis points from 2.98% in the prior quarter.

•                Strong Core Deposit Growth – Total core deposits reached a record high of $4.4 billion as of September 30, 2009, up 9% or $357.7 million from June 30, 2009. With the strong core deposit growth, we reduced the cost of deposits for the quarter to 1.24%, down 23 basis point from 1.47% in the prior quarter.

•                Strong Core Operating Earnings  – Core operating earnings, excluding the impact of provision for loan losses, investment securities and REO write-downs and nonrecurring FDIC assessments totaled $63.0 million for the third quarter, a 12% or $7.0 million increase from second quarter and a 28% or $13.7 million increase from first quarter.  The strong core operating earnings resulted in an efficiency ratio of 40% for the third quarter of 2009, down from 55% in the second quarter of 2009.

•                Capital Strengthened – In July 2009, East West raised $80.3 million in an oversubscribed common stock offering. During the second and third quarters of 2009, East West took actions to further strengthen capital and increased tangible common equity by $249 million.  As of September 30, 2009, East West’s Tier 1 risk-based capital ratio was 13.08%, significantly higher than the well capitalized requirement of 6.00%.

Credit Quality

During the third quarter, East West continued to execute on its strategy to de-risk the loan portfolio and reduce exposure to problem credits. East West sold $180.6 million in loans and $25.7 million in REO assets, or a total of $206.3 million or 85 loans and properties during the third quarter. These sales of problem loans and REO assets resulted in additional charge-offs of $60.1 million for the third quarter. East West has consistently applied its strategy of accelerating the resolution of problem assets. Although this approach has led to accelerated charge-offs, management believes that these were prudent actions that significantly reduced overall risk.

Excluding the land and construction portfolios which are discussed in more detail below, both delinquent and nonaccrual loans remain low for all other loan categories, as shown in the table below. Both delinquent and nonaccrual loans are only 1% of the total loan balance for income producing commercial real estate loans.

Loan Credit Quality Composition at September 30, 2009

(in millions)
	Loan Balance	Nonaccrual Loans	Nonaccrual Loans % of Loans	Total Delinquent Loans		Delinquent % of Loans
Real estate - single family	$912.4	$6.2	0.7%	$19.8		2.2%
Real estate - multifamily	1,036.9	11.9	1.1%	24.5		2.4%
Real estate - commercial	3,624.5	33.4	0.9%	43.5		1.2%
Real estate - land	415.2	57.2	13.8%	43.2		10.4%
Real estate - construction	654.1	65.8	10.1%	69.9		10.7%
Commercial	1,110.4	25.0	2.3%	17.4		1.6%
Trade finance	233.1	3.9	1.7%	5.5		2.4%
Consumer	432.9	1.0	0.2%	1.0	*	0.2%
Total gross loans receivable	$8,419.5	$204.4	2.4%	$224.8		2.7%

* Delinquent student loans that are fully guaranteed by the U.S. government are excluded from these amounts.

Land and Construction Loan Exposures

(in millions)
	December 31, 2007	December 31, 2008	June 30, 2009	September 30, 2009
Land	$681	$577	$480	$415
Construction:
Funded commitment (balance)	1,547	1,261	945	654
Unfunded commitment	994	372	176	128
Total construction exposure	$2,541	$1,633	$1,121	$782
Total land and construction exposure	$3,222	$2,210	$1,601	$1,197

The aggressive actions East West has taken to reduce credit risk has accelerated the timing of charge-offs but has resulted in a significant decrease in the exposure to land and construction loans, the loan categories that have shown the most weakness during this prolonged economic recession. Since December 31, 2007, East West has reduced total exposure to land and construction loans by $2.0 billion or 63%. As of September 30,

2009, land and construction loan balances were reduced to $415.2 million and $654.1 million, respectively, down $355.6 million or 25% from June 30, 2009. Management has continued to decrease exposure to land and construction loans through payoffs, pay downs and note sales and anticipates that by the end of the fourth quarter of 2009, the remaining exposures to these loan categories will be further reduced.

Delinquent Loans Trend

(in millions)	As of the Quarter Ended
	March 31, 2009	June 30, 2009	September 30, 2009
Loans delinquent 30-59 days	$189.9	$59.1	$21.8
Loans delinquent 60-89 days	115.9	90.1	63.0
Loans delinquent 90+ Days	178.8	147.4	140.0
Total delinquent loans	$484.6	$296.6	$224.8
Total loans receivable	$8,064.3	$8,529.0	$8,419.5
Delinquent loans to total loans ratio	6.01%	3.48%	2.67%

Total loan delinquencies as of September 30, 2009 decreased by $71.8 million or 24% from the prior quarter, marking the second consecutive quarter that loan delinquencies have decreased. Loan delinquency fell across all delinquency categories and loan types, but particularly for early stage delinquencies. The decrease in delinquent loans is primarily due to fewer migrations into delinquency categories, the sale of problem loans, and the payoff and resolution of delinquent loans.

Total nonperforming assets as of September 30, 2009 were $230.2 million or 1.84% of total assets, compared to $189.4 million or 1.49% of total assets at June 30, 2009 and $286.6 million or 2.28% of total assets at March 31, 2009. Nonperforming loans increased quarter over quarter largely due to land loans that are current or otherwise under 90 days delinquent that were placed on nonaccrual. We continue to proactively recognize problem credits. All nonaccrual loans are reviewed for potential impairment and shortfalls in collateral are charged-off.

During the third quarter, we recorded $159.2 million provision for loan losses, increasing the allowance for loan losses at September 30, 2009 to $230.7 million or 2.74% of outstanding loans. This compares to $223.7 million or 2.62% of outstanding loans at June 30, 2009.  For the third quarter of 2009, East West had net charge-offs of $151.2 million, of which approximately two-thirds related to land and construction loans. Management believes that both provision for loan losses and charge-offs have peaked and that although they may continue to be elevated in the near future, the levels will be lower than third quarter of 2009.

The allowance for loan losses of $230.7 million was 113% of nonaccrual loans and 103% of delinquent loans as of September 30, 2009. As of September 30, 2009, East West’s allowance coverage to nonaccrual loans and delinquent loans is higher than peers, reflecting our aggressive stance in removing problem credits from our balance sheet and charging off shortfalls in collateral value. Further, East West’s nonaccrual loan and nonperforming asset levels are substantially below peers.

CRE Portfolio Performing Well

East West’s income producing commercial real estate loans totaling $3.6 billion continues to perform well. Total delinquent and nonaccrual loans in this category remain low at only 1% of total loans. Total income producing commercial real estate loan charge-offs totaled $23.1 million for the third quarter, largely due to four loans which were sold during the quarter. These loans were construction take-out loans or otherwise projects which never fully leased up and not typical of our income producing commercial real estate portfolio.

CRE Loan Portfolio LTV and Maturity Composition at September 30, 2009

LTV Distribution *		Maturity Year
Less Than 50%	35%	2009	5.5%
50%-55%	12%	2010	6.4%
55%-60%	15%	2011	6.9%
60%-65%	19%	2012	5.8%
65%-70%	10%	2013	7.0%
70%-75%	6%	2014	16.0%
75% and Above	3%	2015 and Beyond	52.4%
Total CRE Loans	100%	Total CRE Loans	100.0%
Weighted Average LTV	54%	Weighted Average Maturity	2015

* The LTV distribution is calculated based on the original appraisal value at the origination date divided by the current loan balance.

The vast majority of East West’s income producing commercial real estate portfolio is comprised of low loan to value, seasoned loans with full personal guarantees from borrowers. Refinance risk for income producing commercial real estate loans maturing soon remain a strong risk for the industry as real estate values have fallen. For the East West income producing commercial real estate portfolio, this risk is mitigated by the low loan to values. Further, refinance risk is limited as we have single digit maturities each year for the next five years. Of the total $3.6 billion income producing commercial real estate portfolio, 81% have an original LTV of 65% or less, 68% have maturities in 2014 or beyond and 85% are variable rate loans (where borrowers have benefited from lowered debt service on their loans). Overall, we believe that due to these strong credit metrics, our income producing commercial real estate portfolio is resilient.

Loan Origination

We continue to prudently underwrite new loans, originating $334.9 million in new loans for the third quarter of 2009. The decrease in the total loan balance quarter over quarter was due to new loan production being fully offset by the successful resolution of problem loans. Year to date, we have originated a total of $970.1 million in new loans. Overall, new loan originations have steadily increased throughout 2009.

Deposit Growth

(In billions)

	December 31, 2008	June 30, 2009	September 30, 2009
Total core deposits	$3.40	$4.07	$4.43
Total time deposits	4.74	4.59	4.24
Total deposits	$8.14	8.66	$8.67
Cost of deposits (for the quarter ended)	2.14%	1.47%	1.24%

Total deposits increased to $8.7 billion as of September 30, 2009, $9.7 million higher compared to June 30, 2009. Total core deposits reached a record high of $4.4 billion as of September 30, 2009, up 9% or $357.7 million from June 30, 2009. We experienced growth in all core deposits - noninterest bearing demand, interest checking, money market and savings. In particular, money market deposits increased to a record $2.3 billion, a $263.9 million or 13% increase from June 30, 2009.

The deposit growth for the quarter was net of a $210.0 million reduction in brokered deposits. We continue to reduce our reliance on brokered deposits as we manage our cost of deposits and funding needs.

The cost of deposits decreased to 1.24% for the third quarter of 2009, a decrease of 23 basis points from 1.47% in the second quarter of 2009. The decrease in the cost of deposits was driven by the substantial increase in core deposits and a decreased reliance on time deposits.

Capital Strength

(Dollars in millions)

	September 30, 2009	Well Capitalized Regulatory Requirement		Total Excess Above Well Capitalized
Tier 1 leverage capital ratio	10.62%	5.00%		$691.70
Tier 1 risk-based capital ratio	13.08%	6.00%		707.50
Total risk-based capital ratio	15.13%	10.00%		512.40
Tangible common equity to risk weighted assets ratio	7.98%	4.00%	*	397.96

* The tangible common equity to risk weighted asset ratio is a non-GAAP disclosure. See reconciliation of the GAAP financial measure to this non-GAAP financial measure in the tables attached. As there is no stated regulatory guideline for this ratio, the Supervisory Capital Assessment Program (SCAP) guideline of 4.00% has been used.

East West has always been committed to maintaining strong capital levels and has been well capitalized throughout this economic cycle. During the second and third quarters of 2009, East West took actions to further strengthen capital and increased tangible common equity by $249 million.  As of the end of the third quarter, East West significantly exceeded well capitalized requirements under all regulatory guidelines.

Third Quarter 2009 Operating Results

Net interest income for the third quarter totaled $95.9 million, a 9% increase over second quarter of 2009. The net interest margin for the third quarter was 3.20%, a 22 basis point increase from 2.98% in the prior quarter. The net interest margin continues to strengthen due to increases in core deposits, ongoing downward repricing of maturing higher cost time deposits and money market deposits and the ongoing pay-downs of higher cost term FHLB borrowings. During the third quarter, East West paid down $250.0 million in FHLB advances at an average cost of 5.14%. East West expects to pay down another $200.0 million at an average cost of 4.43% in the fourth quarter of 2009.

Currently, we estimate that the net interest margin will be approximately 3.35% to 3.40% for the fourth quarter of 2009.

Excluding the non-cash charge for impairment of investment securities and gains on sales of investment securities, noninterest income for the third quarter totaled $10.2 million, a 7% increased from $9.6 million in the second quarter of 2009. See reconciliation of the GAAP financial measure to this non-GAAP financial measure in the tables attached. In the third quarter of 2009, we recorded $24.2 million write-downs on investment securities for other-than-temporary impairment on bank pooled trust preferred securities. Previously, we recorded other-than-temporary impairment on bank pooled trust preferred securities of $37.4 million in the second quarter of 2009.

Noninterest expense totaled $46.1 million for the third quarter 2009, a decrease of $11.8 million from the second quarter of 2009. The decrease in noninterest expense quarter over quarter was primarily due to the reduction in OREO expense of $7.9 million. The efficiency ratio continued to improve, totaling 40% for the third quarter of 2009.

Dividend Payout

East West Bancorp’s Board of Directors has declared fourth quarter dividends on the common stock and remaining Series A Preferred Stock. The common stock cash dividend of $0.01 is payable on or about November 24, 2009 to shareholders of record on November 10, 2009. The dividend on the Series A Preferred Stock of $20.00 per share is payable on November 1, 2009 to shareholders of record on October 15, 2009. We will continue to review the dividend policy quarterly in light of the current economic environment.

About East West

East West Bancorp [NASDAQ: EWBC] is a publicly owned company with $12.5 billion in assets.  The Company’s wholly owned subsidiary, East West Bank, is FDIC insured and the second largest full service commercial bank headquartered in Southern California with 71 branch locations.  East West Bank serves the community with 69 branch locations throughout the counties of Los Angeles, Orange, San Bernardino, Alameda, San Francisco, Santa Clara, San Mateo and one branch location in Houston, Texas.  East West Bank has four international locations in Greater China, which include a full service branch in Hong Kong and representative offices in Beijing, Shanghai and Taipei.  In addition to serving the mainstream market, East West is also one of the largest financial institutions in the nation serving the Chinese-American community.  For more information on East West Bancorp, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in East West Bancorp’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 (See Item I -- Business, and Item 7 -- Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. These factors include, but are not limited to: the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; EWBC’s ability to efficiently incorporate acquisitions into its operations; the ability of borrowers to perform as required under the terms of their loans; effect of additional provisions for loan losses; effect of any goodwill impairment, the ability of EWBC and its subsidiaries to increase its customer base; the effect of regulatory and legislative action, including California tax legislation and an announcement by the state’s Franchise Tax Board regarding the taxation of Registered Investment Companies; risks inherent in possible acquisitions and FDIC-assisted transactions; and regional and general economic conditions.  Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. East West expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Bank’s expectations of results or any change in event.

EAST WEST BANCORP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(unaudited)

	September 30, 2009	June 30, 2009	December 31, 2008
Assets
Cash and due from banks	$132,569	$148,913	$144,486
Short-term investments	460,665	424,201	734,367
Interest-bearing deposits in other banks	320,860	554,293	228,441
Securities purchased under resale agreements	75,000	75,000	50,000
Investment securities held-to-maturity, at amortized cost	781,331	794,840	122,317
Investment securities available-for-sale, at fair value	1,457,023	1,381,810	2,040,194
Loans receivable (net of allowance for loan losses of $230,650, $223,700 and $178,027)	8,156,838	8,289,229	8,069,377
Other real estate owned, net	24,185	27,188	38,302
Premiums on deposits acquired, net	17,904	18,973	21,190
Goodwill	337,438	337,438	337,438
Other assets	722,117	667,630	636,704
Total assets	$12,485,930	$12,719,515	$12,422,816

Liabilities and Stockholders’ Equity
Deposits	$8,668,557	$8,658,818	$8,141,959
Federal funds purchased	3,022	22	28,022
Federal Home Loan Bank advances	923,216	1,173,238	1,353,307
Securities sold under repurchase agreements	1,019,450	1,020,080	998,430
Notes payable	7,111	11,578	16,506
Long-term debt	235,570	235,570	235,570
Accrued expenses and other liabilities	107,222	143,441	98,256
Total liabilities	10,964,148	11,242,747	10,872,050
Stockholders’ equity	1,521,782	1,476,768	1,550,766
Total liabilities and stockholders’ equity	$12,485,930	$12,719,515	$12,422,816
Book value per common share	$12.58	$15.65	$16.92
Number of common shares at period end	91,694	64,032	63,746

Ending Balances
	September 30, 2009	June 30, 2009	December 31, 2008
Loans receivable
Real estate - single family	$912,391	$883,447	$491,315
Real estate - multifamily	1,036,932	1,017,803	677,989
Real estate - commercial	3,624,469	3,510,248	3,472,000
Real estate - land	415,228	479,808	576,564
Real estate - construction	654,115	945,107	1,260,724
Commercial	1,110,373	1,143,526	1,210,260
Trade finance	233,123	269,150	343,959
Consumer	432,844	279,872	216,642
Total gross loans receivable	8,419,475	8,528,961	8,249,453
Unearned fees, premiums and discounts	(31,987)	(16,032)	(2,049)
Allowance for loan losses	(230,650)	(223,700)	(178,027)
Net loans receivable	$8,156,838	$8,289,229	$8,069,377

Deposits
Noninterest-bearing demand	$1,397,217	$1,326,952	$1,292,997
Interest-bearing checking	347,745	338,696	363,285
Money market	2,263,319	1,999,464	1,323,402
Savings	420,365	405,837	420,133
Total core deposits	4,428,646	4,070,949	3,399,817
Time deposits less than $100,000	1,062,575	1,121,648	1,521,988
Time deposits $100,000 or greater	3,177,336	3,466,221	3,220,154
Total time deposits	4,239,911	4,587,869	4,742,142
Total deposits	$8,668,557	$8,658,818	$8,141,959

EAST WEST BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(unaudited)

		Quarter Ended
	September 30, 2009	June 30, 2009	September 30, 2008

Interest and dividend income	$147,924	$146,333	$159,862
Interest expense	(52,044)	(58,073)	(73,347)
Net interest income before provision for loan losses	95,880	88,260	86,515
Provision for loan losses	(159,244)	(151,422)	(43,000)
Net interest (loss) income after provision for loan losses	(63,364)	(63,162)	43,515
Noninterest (loss) income	(11,880)	(26,199)	(43,550)
Noninterest expense	(46,064)	(57,912)	(48,526)
Loss before benefit for income taxes	(121,308)	(147,273)	(48,561)
Benefit for income taxes	52,777	60,548	17,355
Loss before extraordinary item	$(68,531)	$(86,725)	$(31,206)
Extraordinary item, net of tax	-	(5,366)	-
Net loss after extraordinary item	$(68,531)	$(92,091)	$(31,206)
Preferred stock dividend, inducement, and amortization of preferred stock discount	(10,620)	(23,623)	(4,089)
Net loss available to common stockholders	$(79,151)	$(115,714)	$(35,295)
Net loss per share, basic	$(0.91)	$(1.83)	$(0.56)
Net loss per share, diluted	$(0.91)	$(1.83)	$(0.56)
Shares used to compute per share net loss:
- Basic	86,538	63,105	62,675
- Diluted	86,538	63,105	62,675

		Quarter Ended
	September 30, 2009	June 30, 2009	September 30, 2008
Noninterest (loss) income:
Impairment loss on investment securities	$(24,249)	$(37,447)	$(53,567)
Branch fees	4,679	4,991	4,285
Net gain on sale of investment securities	2,177	1,680	-
Letters of credit fees and commissions	1,984	1,930	2,319
Ancillary loan fees	1,227	1,356	1,783
Net gain on sale of loans	8	3	144
Other operating income	2,294	1,288	1,486
Total noninterest (loss) income	$(11,880)	$(26,199)	$(43,550)

Noninterest expense:
Compensation and employee benefits	$15,875	$16,509	$17,520
Occupancy and equipment expense	6,262	6,297	6,817
Deposit insurance premiums and regulatory assessments	6,057	9,568	1,678
Amortization of investments in affordable housing partnerships	1,709	1,652	1,886
Legal expense	1,323	1,755	855
Data processing	1,079	1,141	1,055
Amortization and impairment loss of premiums on deposits acquired	1,069	1,092	1,581
Other real estate owned expense	767	8,682	2,123
Consulting expense	759	672	1,254
Other operating expense	11,164	10,544	13,757
Total noninterest expense	$46,064	$57,912	$48,526

EAST WEST BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(unaudited)

	Year To Date
	September 30, 2009	September 30, 2008	% Change

Interest and dividend income	$439,180	$514,951	(15)
Interest expense	(175,359)	(236,641)	(26)
Net interest income before provision for loan losses	263,821	278,310	(5)
Provision for loan losses	(388,666)	(183,000)	112
Net interest (loss) income after provision for loan losses	(124,845)	95,310	(231)
Noninterest loss	(24,285)	(24,199)	0
Noninterest expense	(155,382)	(157,071)	(1)
Loss before benefit for income taxes	(304,512)	(85,960)	254
Benefit for income taxes	126,790	33,911	274
Net loss before extraordinary items	$(177,722)	$(52,049)	241
Extraordinary item, net of tax	$(5,366)	$-	NA
Net loss after extraordinary item	$(183,088)	$(52,049)	252
Preferred stock dividend, inducement, and amortization of preferred stock discount	(42,986)	(4,089)	951
Net loss available to common stockholders	$(226,074)	$(56,138)	303
Net loss per share, basic	$(3.19)	$(0.90)	254
Net loss per share, diluted	$(3.19)	$(0.90)	254
Shares used to compute per share net loss:
- Basic	70,967	62,586	13
- Diluted	70,967	62,586	13

	Year To Date
	September 30, 2009	September 30, 2008	% Change
Noninterest loss:
Impairment loss on investment securities	$(61,896)	$(63,512)	(3)
Branch fees	14,463	12,725	14
Net gain on sale of investment securities	7,378	7,767	(5)
Letters of credit fees and commissions	5,768	7,472	(23)
Ancillary loan fees	4,812	3,908	23
Net gain on sale of loans	19	2,272	(99)
Other operating income	5,171	5,169	0
Total noninterest loss	$(24,285)	$(24,199)	(0)

Noninterest expense:
Compensation and employee benefits	$49,492	$66,578	(26)
Occupancy and equipment expense	19,950	20,364	(2)
Deposit insurance premiums and regulatory assessments	18,950	5,191	265
Other real estate owned expense	16,480	3,520	368
Amortization of investments in affordable housing partnerships	5,121	5,521	(7)
Legal expense	4,856	3,890	25
Data processing	3,362	3,386	(1)
Amortization and impairment loss of premiums on deposits acquired	3,286	6,145	(47)
Consulting expense	1,879	3,788	(50)
Other operating expense	32,006	38,688	(17)
Total noninterest expense	$155,382	$157,071	(1)

EAST WEST BANCORP, INC

DELINQUENT LOANS BY LOAN CATEGORIES

(in thousands)

(unaudited)

	As of September 30, 2009
Loan Type	30-59 Days Delinquent	60-89 Days Delinquent	90+ Days Delinquent	Total Delinquent Loans
Real estate - single family	$-	$13,577	$6,189	$19,766
Real estate - multifamily	4,811	8,506	11,211	24,528
Real estate - commercial	9,184	16,896	17,381	43,461
Real estate - land	1,521	18,135	23,568	43,224
Real estate - residential construction	-	3,971	55,130	59,101
Real estate - commercial construction	-	-	10,784	10,784
Commercial	4,235	1,363	11,783	17,381
Trade finance	1,785	32	3,666	5,483
Consumer (1)	277	470	293	1,040
Total Delinquent Loans	$21,813	$62,950	$140,005	$224,768

(1) This figure excludes delinquent student loans that are fully guaranteed by the U.S. government. As of September 30, 2009, $13.8 million of student loans were 30-59 days delinquent and $17.0 milion student loans were 60-89 days delinquent. There were no student loans 90+ days delinquent.

	As of June 30, 2009
Loan Type	30-59 Days Delinquent	60-89 Days Delinquent	90+ Days Delinquent	Total Delinquent Loans
Real estate - single family	$553	$6,775	$5,181	$12,509
Real estate - multifamily	1,960	5,618	7,938	15,516
Real estate - commercial	33,416	28,341	19,786	81,543
Real estate - land	1,570	22,190	35,660	59,420
Real estate - residential construction	17,331	6,789	46,176	70,296
Real estate - commercial construction	-	-	20,629	20,629
Commercial	4,021	19,480	8,034	31,535
Trade finance	-	408	3,706	4,114
Consumer	244	458	339	1,041
Total Delinquent Loans	$59,095	$90,059	$147,449	$296,603

	As of March 31, 2009
Loan Type	30-59 Days Delinquent	60-89 Days Delinquent	90+ Days Delinquent	Total Delinquent Loans
Real estate - single family	$31,105	$4,226	$18,515	$53,846
Real estate - multifamily	17,310	2,585	9,863	29,758
Real estate - commercial	68,964	25,929	12,465	107,358
Real estate - land	12,835	8,969	63,052	84,856
Real estate - residential construction	31,166	61,286	28,433	120,885
Real estate - commercial construction	19,512	4,545	28,604	52,661
Commercial	4,317	3,751	16,798	24,866
Trade finance	4,123	4,468	177	8,768
Consumer	613	110	839	1,562
Total Delinquent Loans	$189,945	$115,869	$178,746	$484,560

	As of December 31, 2008
Loan Type	30-59 Days Delinquent	60-89 Days Delinquent	90+ Days Delinquent	Total Delinquent Loans
Real estate - single family	$16,708	$6,237	$13,519	$36,464
Real estate - multifamily	9,372	2,382	11,845	23,599
Real estate - commercial	21,036	18,364	24,680	64,080
Real estate - land	9,335	19,002	66,185	94,522
Real estate - residential construction	13,242	9,379	27,052	49,673
Real estate - commercial construction	-	-	30,581	30,581
Commercial	3,970	13,918	6,570	24,458
Trade finance	374	-	65	439
Consumer	1,326	252	1,654	3,232
Total Delinquent Loans	$75,363	$69,534	$182,151	$327,048

EAST WEST BANCORP, INC

TOTAL NON-PERFORMING ASSETS

(in thousands)

(unaudited)

	As of September 30, 2009
	Total Nonaccrual Loans
	90+ Days Delinquent	Under 90+ Days Delinquent	Total Nonaccrual Loans	90+ Days Delinquent Not On Nonaccrual	Total Non- performing Loans	REO Assets	Total Non-Performing Assets
Loan Type
Real estate - single family	$6,189	$-	$6,189	$-	$6,189	$648	$6,837
Real estate - multifamily	11,211	652	11,863	-	11,863	1,147	13,010
Real estate - commercial	17,381	16,040	33,421	-	33,421	2,330	35,751
Real estate - land	23,568	33,610	57,178	-	57,178	4,020	61,198
Real estate - residential construction	55,130	-	55,130	-	55,130	12,238	67,368
Real estate - commercial construction	10,784	-	10,784	-	10,784	3,680	14,464
Commercial	11,783	13,227	25,010	-	25,010	122	25,132
Trade Finance	2,110	1,785	3,895	1,556	5,451	-	5,451
Consumer	293	676	969	-	969	-	969
Total	$138,449	$65,990	$204,439	$1,556	$205,995	$24,185	$230,180

	As of June 30, 2009
	Total Nonaccrual Loans
	90+ Days Delinquent	Under 90+ Days Delinquent	Total Nonaccrual Loans	90+ Days Delinquent Not On Nonaccrual	Total Non- performing Loans	REO Assets	Total Non-Performing Assets
Loan Type
Real estate - single family	$5,181	$-	$5,181	$-	$5,181	$4,921	$10,102
Real estate - multifamily	7,938	-	7,938	-	7,938	281	8,219
Real estate - commercial	19,786	4,590	24,376	-	24,376	2,887	27,263
Real estate - land	35,660	1,656	37,316	-	37,316	13,307	50,623
Real estate - residential construction	46,176	-	46,176	-	46,176	4,154	50,330
Real estate - commercial construction	20,629	-	20,629	-	20,629	-	20,629
Commercial	8,034	8,067	16,101	-	16,101	626	16,727
Trade Finance	3,706	-	3,706	-	3,706	211	3,917
Consumer	339	412	751	-	751	801	1,552
Total	$147,449	$14,725	$162,174	$-	$162,174	$27,188	$189,362

	As of March 31, 2009
	Total Nonaccrual Loans
	90+ Days Delinquent	Under 90+ Days Delinquent	Total Nonaccrual Loans	90+ Days Delinquent Not On Nonaccrual	Total Non- performing Loans	REO Assets	Total Non-Performing Assets
Loan Type
Real estate - single family	$18,515	$634	$19,149	$-	$19,149	$671	$19,820
Real estate - multifamily	9,863	-	9,863	-	9,863	887	10,750
Real estate - commercial	12,465	42,724	55,189	-	55,189	4,240	59,429
Real estate - land	63,052	6,233	69,285	-	69,285	17,934	87,219
Real estate - residential construction	28,433	14,196	42,629	-	42,629	13,278	55,907
Real estate - commercial construction	28,604	-	28,604	-	28,604	-	28,604
Commercial	16,798	5,000	21,798	-	21,798	1,236	23,034
Trade Finance	177	-	177	-	177	270	447
Consumer	839	482	1,321	-	1,321	118	1,439
Total	$178,746	$69,269	$248,015	$-	$248,015	$38,634	$286,649

	As of December 31, 2008
	Total Nonaccrual Loans
	90+ Days Delinquent	Under 90+ Days Delinquent	Total Nonaccrual Loans	90+ Days Delinquent Not On Nonaccrual	Total Non-performing Loans	REO Assets	Total Non-Performing Assets
Loan Type
Real estate - single family	$13,519	$-	$13,519	$-	$13,519	$419	$13,938
Real estate - multifamily	11,845	-	11,845	-	11,845	1,136	12,981
Real estate - commercial	24,680	-	24,680	-	24,680	4,882	29,562
Real estate - land	66,185	12,892	79,077	-	79,077	10,307	89,384
Real estate - residential construction	27,052	8,766	35,818	-	35,818	21,146	56,964
Real estate - commercial construction	30,581	-	30,581	-	30,581	-	30,581
Commercial	6,570	10,604	17,174	-	17,174	142	17,316
Trade Finance	65	-	65	-	65	270	335
Consumer	1,654	194	1,848	-	1,848	-	1,848
Total	$182,151	$32,456	$214,607	$-	$214,607	$38,302	$252,909

EAST WEST BANCORP, INC.

QUARTERLY ALLOWANCE FOR LOAN LOSSES RECAP

(In thousands)

(unaudited)

	Quarter Ended
	9/30/2009	6/30/2009	3/31/2009
LOANS
Allowance balance, beginning of period	$223,700	$195,450	$178,027

Allowance for unfunded loan commitments and letters of credit	(1,051)	1,442	(1,008)
Provision for loan losses	159,244	151,422	78,000
Impact of desecuritization	-	9,262	-

Net Charge-offs:
Real estate - single family	8,034	14,058	3,832
Real estate - multifamily	7,231	2,256	1,624
Real estate - commercial	23,105	12,472	2,790
Real estate - land	39,988	33,183	12,523
Real estate - residential construction	32,535	30,634	16,347
Real estate - commercial construction	23,051	28,602	1,977
Commercial	14,956	11,577	18,146
Trade finance	2,256	774	1,032
Consumer	87	320	1,298
Total net charge-offs	151,243	133,876	59,569
Allowance balance, end of period	$230,650	$223,700	$195,450

UNFUNDED LOAN COMMITMENTS AND LETTERS OF CREDIT:
Allowance balance, beginning of period	$5,907	$7,349	$6,341
Provision for unfunded loan commitments and letters of credit	1,051	(1,442)	1,008
Allowance balance, end of period	$6,958	$5,907	$7,349
GRAND TOTAL, END OF PERIOD	$237,608	$229,607	$202,799

Nonperforming assets to total assets	1.84%	1.49%	2.28%
Allowance for loan losses to total gross loans at end of period	2.74%	2.62%	2.42%
Allowance for loan losses and unfunded loan commitments to total gross loans at end of period	2.82%	2.69%	2.51%
Allowance to nonaccrual loans at end of period	112.82%	137.94%	78.81%
Nonaccrual loans to total loans	2.43%	1.90%	3.08%

EAST WEST BANCORP, INC.

QUARTER TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID

(In thousands)

(unaudited)

	Quarter Ended
	September 30, 2009			June 30, 2009
	Average			Average
	Volume	Interest	Yield (1)	Volume	Interest	Yield (1)

ASSETS
Interest-earning assets:
Short-term investments	$387,753	$402	0.41%	$340,142	$613	0.72%
Interest bearing deposits in other banks	509,774	1,454	1.12%	536,244	1,896	1.42%
Securities purchased under resale agreements	91,033	2,153	9.25%	51,374	1,292	9.95%
Investment securities held-to-maturity
Taxable	761,615	11,886	6.24%	769,432	11,883	6.18%
Tax-exempt (2)	22,727	256	4.51%	22,777	374	6.57%
Investment securities available-for-sale	1,543,004	16,425	4.22%	1,820,789	18,183	4.01%
Loans receivable	8,471,766	114,512	5.36%	8,244,850	111,669	5.43%
Federal Home Loan Bank and Federal Reserve
Bank stocks	123,514	918	2.97%	123,514	545	1.76%
Total interest-earning assets	11,911,186	148,006	4.93%	11,909,122	146,455	4.93%

Noninterest-earning assets:
Cash and due from banks	124,708			113,853
Allowance for loan losses	(244,542)			(198,802)
Other assets	843,925			794,849
Total assets	$12,635,277			$12,619,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Checking accounts	342,922	286	0.33%	356,756	324	0.36%
Money market accounts	2,160,722	6,830	1.25%	1,822,470	6,140	1.35%
Savings deposits	421,844	608	0.57%	415,828	659	0.64%
Time deposits less than $100,000	1,090,647	5,572	2.03%	1,162,205	6,947	2.40%
Time deposits $100,000 or greater	3,308,057	13,674	1.64%	3,386,730	16,820	1.99%
Federal funds purchased	1,385	2	0.57%	4,849	3	0.24%
Federal Home Loan Bank advances	1,046,056	11,172	4.24%	1,273,640	13,142	4.14%
Securities sold under repurchase agreements	1,018,321	12,140	4.66%	1,006,614	12,004	4.72%
Long-term debt	235,570	1,760	2.92%	235,570	2,034	3.42%
Total interest-bearing liabilities	9,625,524	52,044	2.15%	9,664,662	58,073	2.41%

Noninterest-bearing liabilities:
Demand deposits	1,335,131			1,300,676
Other liabilities	130,800			123,431
Stockholders’ equity	1,543,822			1,530,253
Total liabilities and stockholders’ equity	$12,635,277			$12,619,022

Interest rate spread			2.78%			2.52%

Net interest income and net yield on interest-earning assets (2)		$95,962	3.20%		$88,382	2.98%

(1) Annualized

(2) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

EAST WEST BANCORP, INC.

YEAR TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID

(In thousands)

(unaudited)

	Year To Date September 30,
	2009			2008
	Average			Average
	Volume	Interest	Yield (1)	Volume	Interest	Yield (1)

ASSETS
Interest-earning assets:
Short-term investments	$405,387	$2,663	0.88%	$181,675	$3,093	2.27%
Interest bearing deposits in other banks	430,382	4,678	1.45%	495	14	3.77%
Securities purchased under resale agreements	64,286	4,695	9.63%	76,898	5,533	9.58%
Investment securities held-to-maturity
Taxable	646,936	30,464	6.28%	-	-	-
Tax-exempt (2)	20,737	907	5.83%	-	-	-
Investment securities available-for-sale (3)	1,878,815	57,101	4.06%	1,986,124	76,814	5.15%
Loans receivable	8,305,602	336,997	5.42%	8,725,596	425,113	6.49%
Federal Home Loan Bank and Federal Reserve Bank stocks	122,369	1,969	2.15%	115,839	5,275	6.07%
Total interest-earning assets	11,874,514	439,474	4.95%	11,086,627	515,842	6.20%

Noninterest-earning assets:
Cash and due from banks	120,493			136,708
Allowance for loan losses	(210,015)			(132,548)
Other assets	799,008			664,711
Total assets	$12,584,000			$11,755,498

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Checking accounts	351,933	1,003	0.38%	416,636	2,707	0.87%
Money market accounts	1,826,626	18,664	1.37%	1,081,520	20,246	2.49%
Savings deposits	416,011	1,969	0.63%	463,172	3,341	0.96%
Time deposits less than $100,000	1,194,374	22,137	2.48%	1,018,609	24,333	3.18%
Time deposits $100,000 or greater	3,391,653	51,160	2.02%	3,073,775	85,919	3.72%
Federal funds purchased	2,889	8	0.37%	115,370	2,176	2.51%
Federal Home Loan Bank advances	1,200,713	38,191	4.25%	1,622,429	54,363	4.46%
Securities sold under repurchase agreements	1,007,912	36,016	4.71%	1,000,750	33,881	4.51%
Long-term debt	235,570	6,211	3.48%	235,570	9,675	5.47%
Total interest-bearing liabilities	9,627,681	175,359	2.44%	9,027,831	236,641	3.49%

Noninterest-bearing liabilities:
Demand deposits	1,292,852			1,379,975
Other liabilities	125,183			141,275
Stockholders’ equity	1,538,284			1,206,417
Total liabilities and stockholders’ equity	$12,584,000			$11,755,498

Interest rate spread			2.51%			2.71%

Net interest income and net yield on interest-earning assets (2)		$264,115	2.97%		$279,201	3.35%

(1) Annualized

(2) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

(3) Year to date September 30, 2008, ammounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate

EAST WEST BANCORP, INC.

SELECTED FINANCIAL INFORMATION

(In thousands)

(unaudited)

Average Balances	Quarter Ended			%
	September 30, 2009	June 30, 2009	September 30, 2008	Change
Loans receivable
Real estate - single family	$888,106	$686,073	$474,983	87
Real estate - multifamily	1,036,080	823,890	718,633	44
Real estate - commercial	3,552,897	3,516,257	3,411,068	4
Real estate - land	460,256	523,799	628,100	(27)
Real estate - construction	855,446	1,072,319	1,464,801	(42)
Commercial	1,111,414	1,112,869	1,144,602	(3)
Trade finance	248,809	274,388	411,310	(40)
Consumer	318,758	235,255	198,020	61
Total loans receivable	8,471,766	8,244,850	8,451,517	0
Investment securities held-to-maturity	784,342	792,209	-	NA
Investment securities available-for-sale	1,543,004	1,820,789	2,126,894	(27)
Earning assets	11,911,186	11,909,122	11,083,415	7
Total assets	12,635,277	12,619,022	11,709,144	8

Deposits
Noninterest-bearing demand	$1,335,131	$1,300,676	$1,375,103	(3)
Interest-bearing checking	342,922	356,756	399,866	(14)
Money market	2,160,722	1,822,470	1,046,721	106
Savings	421,844	415,828	449,687	(6)
Total core deposits	4,260,619	3,895,730	3,271,377	30
Time deposits less than $100,000	1,090,647	1,162,205	1,151,876	(5)
Time deposits $100,000 or greater	3,308,057	3,386,730	3,045,325	9
Total time deposits	4,398,704	4,548,935	4,197,201	5
Total deposits	8,659,323	8,444,665	7,468,578	16
Interest-bearing liabilities	9,625,524	9,664,662	8,958,723	7
Stockholders’ equity	1,543,822	1,530,253	1,240,509	24

Selected Ratios	Quarter Ended			%
	September 30, 2009	June 30, 2009	September 30, 2008	Change
For The Period
Return on average assets	-2.17%	-2.92%	-1.07%	103
Return on average common equity	-27.12%	-43.81%	-13.49%	101
Interest rate spread (3)	2.78%	2.52%	2.48%	12
Net interest margin (3)	3.20%	2.98%	3.10%	3
Yield on earning assets (3)	4.93%	4.93%	5.73%	(14)
Cost of deposits	1.24%	1.47%	2.17%	(43)
Cost of funds	1.88%	2.12%	2.82%	(33)
Noninterest expense/average assets (1)	1.37%	1.75%	1.53%	(10)
Efficiency ratio (4)	39.99%	55.12%	46.40%	(14)
Net chargeoffs to average loans (2)	7.14%	6.50%	1.88%	280
Gross loan chargeoffs	$153,883	$137,411	$44,355	247
Loan recoveries	$(2,640)	$(3,535)	$(4,660)	(43)
Net loan chargeoffs	$151,243	$133,876	$39,695	281

(1)

Excludes the amortization of intangibles, amortization and impairment loss of premiums on deposits acquired, impairment loss on goodwill, and amortization of investments in affordable housing partnerships.

(2)	Annualized.
(3)

Yields on certain securities have been adjusted upward to a “fully taxable equivalent” basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

(4)

Represents noninterest expense, excluding the amortization of intangibles, amortization and impairment loss of premiums on deposits acquired, impairment loss on goodwill, and investments in affordable housing partnerships, divided by the aggregate of net interest income before provision for loan losses and noninterest income, excluding impairment loss on investment securities.

EAST WEST BANCORP, INC.

SELECTED FINANCIAL INFORMATION

(In thousands)

(unaudited)

Average Balances	Year To Date September 30,		%
	2009	2008	Change
Loans receivable
Real estate - single family	$695,034	$459,112	51
Real estate - multifamily	852,216	716,076	19
Real estate - commercial	3,511,979	3,508,629	0
Real estate - land	521,696	649,618	(20)
Real estate - construction	1,051,940	1,538,202	(32)
Commercial	1,134,238	1,223,128	(7)
Trade finance	277,371	441,586	(37)
Consumer	261,128	189,245	38
Total loans receivable	8,305,602	8,725,596	(5)
Investment securities held-to-maturity	667,673	-	NA
Investment securities available-for-sale	1,878,815	1,986,124	(5)
Earning assets	11,874,514	11,086,627	7
Total assets	12,584,000	11,755,498	7

Deposits
Noninterest-bearing demand	$1,292,852	$1,379,975	(6)
Interest-bearing checking	351,933	416,636	(16)
Money market	1,826,626	1,081,520	69
Savings	416,011	463,172	(10)
Total core deposits	3,887,422	3,341,303	16
Time deposits less than $100,000	1,194,374	1,018,609	17
Time deposits $100,000 or greater	3,391,653	3,073,775	10
Total time deposits	4,586,027	4,092,384	12
Total deposits	8,473,449	7,433,687	14
Interest-bearing liabilities	9,627,681	9,027,831	7
Stockholders’ equity	1,538,284	1,206,417	28

Selected Ratios	Year To Date September 30,		%
	2009	2008	Change
For The Period
Return on average assets	-1.94%	-0.59%	229
Return on average common equity	-27.46%	-6.83%	302
Interest rate spread (3)	2.51%	2.71%	(7)
Net interest margin (3)	2.97%	3.35%	(11)
Yield on earning assets (3)	4.95%	6.20%	(20)
Cost of deposits	1.50%	2.45%	(39)
Cost of funds	2.15%	3.03%	(29)
Noninterest expense/average assets (1)	1.56%	1.64%	(5)
Efficiency ratio (4)	48.67%	45.51%	7
Net chargeoffs to average loans (2)	5.53%	1.53%	262
Gross loan chargeoffs	$351,435	$105,147	234
Loan recoveries	$(6,746)	$(5,226)	29
Net loan chargeoffs	$344,689	$99,921	245

Period End
Tier 1 risk-based capital ratio	13.08%	11.12%	18
Total risk-based capital ratio	15.13%	13.12%	15
Tier 1 leverage capital ratio	10.62%	9.84%	8

(1)

Excludes the amortization of intangibles, amortization and impairment loss of premiums on deposits acquired, impairment loss on goodwill, and amortization of investments in affordable housing partnerships.

(2)	Annualized.
(3)

Yields on certain securities have been adjusted upward to a “fully taxable equivalent” basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

(4)

Represents noninterest expense, excluding the amortization of intangibles, amortization and impairment loss of premiums on deposits acquired, impairment loss on goodwill, and investments in affordable housing partnerships, divided by the aggregate of net interest income before provision for loan losses and noninterest income, excluding impairment loss on investment securities.

EAST WEST BANCORP, INC.

GAAP TO NON-GAAP RECONCILIATION

(In thousands)

(Unaudited)

	Quarter Ended
	September 30, 2009	June 30, 2009

Loss before benefit for income taxes	$(121,308)	$(147,273)
Add:
Provision for loan losses	159,244	151,422
Impairment loss on investment securities	24,249	37,447
FDIC special assessment	-	5,700
Other real estate owned expense	767	8,682
Operating earnings (non-GAAP)	$62,952	$55,978

Noninterest (loss) income	$(11,880)	$(26,199)
Add:
Impairment loss on investment securities	24,249	37,447
Net gain on sale of investment securities	(2,177)	(1,680)
Operating noninterest income (non-GAAP)	$10,192	$9,568

	As of
	September 30, 2009
Stockholders’ Equity	$1,521,782
Less:
Preferred equity	(367,922)
Goodwill and other intangible assets	(356,256)
Tangible common equity <A>	$797,604

Risk-weighted assets * <B>	$9,991,031

Tangible Common Equity to risk-weighted assets <A> / <B> (non-GAAP)	7.98%

* In accordance with applicable bank regulatory guidelines, the company calculates risk-weighted assets by assigning assets, credit equivalent amounts and off-balance sheet items to one of several broad risk categories.  The aggregate dollar amount of each risk category is then multiplied by the risk weight associated with the category.  The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.